TRICO MARINE SERVICES, INC.

                                              EXHIBIT 11.1

                                    COMPUTATION OF EARNINGS PER SHARE

                            (In thousands, except share and per share amounts)



                                            Three Months Ended March 31, 1999     Three Months Ended March 31, 1998
                                           -----------------------------------   -----------------------------------
                                                                         Per-                                  Per-
                                                 Loss        Shares      share       Income       Shares       share
                                             (Numerator) (Denominator)  Amount     (Numerator) (Denominator)  Amount
                                           ------------- ------------- --------  ------------- ------------- --------
          Net income (loss)                 $   (7,343)                           $    9,844
                                           -------------                         -------------

          Basic earnings per share

          Income (loss) available to common
               shareholders                     (7,343)   20,378,416     ($0.36)       9,844    20,298,403     $0.48
                                                                         =======                               ======

          Effect of Dilutive Securities

          Stock option grants                        -             -                       -       793,519
                                           ------------- ------------            ------------  ------------

          Diluted earnings per share

          Income (loss) available to common
               shareholders plus assumed
               conversions                  $   (7,343)   20,378,416     ($0.36)  $    9,844    21,091,922     $0.47
                                           ============= ============= ========  ============= ============= ========